Exhibit 3.1017
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 12/12/2001
010638275 —3468056
CERTIFICATE OF LIMITED PARTNERSHIP
OF
WHISPERING PINES LANDFILL TX, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, hereby certifies as follows:
     I. The name of the limited partnership is “Whispering Pines Landfill TX, LP”.
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of the general partner are as follows:
Allied Waste Landfill Holdings, Inc.
15880 North Greenway Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Whispering Pines Landfill TX, LP as of December 12 2001.

Allied Waste Landfill Holdings, Inc., a Delaware corporation, its General Partner
By:	/s/ Jo Lynn White
	Name:	Jo Lynn White
	Title:	Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 11/22/2006
FILED 01:23 PM 11/22/2006
SRV 061074214 — 3468056 FILE
STATE OF DELAWARE
AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP
The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does herby certify as follows:
FIRST: The name of the Limited Partnership is Whispering Pines Landfill TX, LP.
SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows:
The name and mailing address of the general partner(s) is as follows:

Name	Mailing Address
Allied Waste Landfill Holdings, Inc.	18500 North Allied Way
Phoenix, Arizona 85054
THIRD: Article IV of the Certificate of Limited Partnership shall be added as follows:
The name and mailing address of the Limited Partnership is as follows:

Name	Mailing Address
Whispering Pines Landfill TX, LP	18500 North Allied Way
Phoenix, Arizona 85054
IN WITNESS WHEREOF, the undersigned executed this Amendment to the certificate of Limited Partnership on this 17th day of November, A.D. 2006.

/s/: Ryan N.Kenigsberg
Ryan N. Kenigsberg, Vice President

By: Allied Waste Landfill Holdings, Inc., its General Parter